Exhibit 99.1

HireRight Reports Third Quarter 2022 Results
– Revenues Grew 3% over Prior Year –
– Adjusted EBITDA Margin of 26% –
– Operating Income Up 21% over Prior Year –

Nashville, Tenn. — November 3, 2022 – HireRight Holdings Corporation (NYSE: HRT) ("HireRight" or the "Company"), a leading provider of background screening services, today announced financial results for its third quarter ended September 30, 2022.

Third Quarter 2022 Highlights Compared to Third Quarter 2021:

•Revenues of $210.3 million increased 3%, from $205.0 million
•Operating income of $32.1 million increased 21%, up from $26.5 million
•Net income of $93.3 million, up from net income of $7.3 million
•Adjusted EBITDA of $54.0 million, up from $51.6 million
•Adjusted diluted earnings per share of $1.40, up from $0.53 per share

Nine Months Ended September 30, 2022 Highlights Compared to Nine Months Ended September 30, 2021:

•Revenues of $631.3 million increased 19%, from $531.5 million
•Operating income of $82.0 million increased 65.9%, up from $49.4 million
•Net income of $129.3 million, up from net loss of $8.3 million
•Adjusted EBITDA of $149.4 million, up from $117.4 million
•Adjusted diluted earnings per share of $2.32, up from $0.96 per share

"We are pleased to deliver another quarter of solid results in an uncertain environment, and I am proud of our team's success delivering on our margin objectives as we posted our highest Adjusted EBITDA margin since we combined companies in 2018," said HireRight President and CEO Guy Abramo. "We are focused on executing against our core priorities of becoming the most technologically advanced and comprehensive background screening company in the world. While the macro environment will fluctuate, our favorable positioning along with the long-term prospects for industry growth bode well for our ability to create meaningful shareholder value over time."

Updated Full-Year Outlook

Based on current expectations, HireRight is updating its full-year 2022 outlook as set forth in the table below:

	Previously Provided		Revised
	Estimated Low	Estimated High	Estimated Low	Estimated High
	(in thousands, except per share data)		(in thousands, except per share data)
Revenues	$820,000	$830,000	$798,000	$805,000
Adjusted Net Income (1) (2)	$130,000	$140,000	$200,000	$204,000
Adjusted EBITDA (1)	$190,000	$197,000	$178,000	$185,000
Adjusted Diluted EPS (1) (2)	$1.64	$1.76	$2.52	$2.57

(1) A reconciliation of the guidance for the Non-GAAP financial measures of Adjusted Net Income, Adjusted EBITDA, and Adjusted Diluted EPS in the table above cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on the Company's future Non-GAAP financial measures.

(2) During the three months ended September 30, 2022, the Company determined sufficient positive evidence existed to reverse the Company’s valuation allowance attributable to the deferred tax assets associated with the Company’s operations in the U.S. Revised Adjusted Net Income and Adjusted Diluted EPS include $70.2 million related to the reversal of the valuation allowance.

Webcast and Conference Call

Management will discuss third quarter 2022 results on a webcast at 2 p.m. (PT) / 5 p.m. (ET) today, Thursday November 3, 2022. The webcast, along with the related presentation materials, may be accessed via HireRight's investor relations website page at ir.hireright.com under "News and Events." To listen by phone, please dial 1-888-633-8407 or 1-416-641-6684.

The webcast replay, along with the related presentation materials, can be accessed via HireRight's investor relations website page at ir.hireright.com under "News and Events," and will be available for 90 days. A replay of the call will also be available until midnight, November 17, 2022 by dialing 1-844-512-2921 or 1-412-317-6671 and entering passcode 22020951.

About HireRight

HireRight is a leading global provider of technology-driven workforce risk management and compliance solutions. We provide comprehensive background screening, verification, identification, monitoring, and drug and health screening services for approximately 39,000 customers across the globe. We offer our services via a unified global software and data platform that tightly integrates into our customers’ human capital management systems enabling highly effective and efficient workflows for workforce hiring, onboarding, and monitoring. In 2021, we screened over 29 million job applicants, employees and contractors for our customers and processed over 110 million screens. For more information, visit www.HireRight.com or contact InvestorRelations@HireRight.com.

Non-GAAP Financial Measures

To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), HireRight presents certain non-GAAP financial measures. A “non-GAAP financial measure” is a numerical measure of a company’s financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in accordance with GAAP, or that includes amounts that are excluded from the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets or statements of cash flow of the Company.

We believe that our non-GAAP financial measures provide information useful to investors in assessing our financial condition and results of operations. These measures should not be considered an alternative to net income (loss) or any other measure of financial performance or liquidity presented in accordance with GAAP. These measures have important limitations as analytical tools because they exclude some but not all items that affect the most directly comparable GAAP measures. Additionally, our non-GAAP financial measures may be defined differently than similar measures used by other companies in our industry, thereby diminishing their utility for comparison purposes.
The non-GAAP financial measures presented in this earnings release are Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Diluted Earnings Per Share. Reconciliations of these non-GAAP financial measures to the most directly comparable measures calculated and presented in accordance with GAAP are provided as schedules attached to this release.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA represents, as applicable for the period, net income (loss) before interest expense, income taxes, depreciation and amortization expense, stock-based compensation, realized and unrealized gain (loss) on foreign exchange, merger integration expenses, amortization of cloud computing software costs, legal settlement costs deemed by management to be outside the normal course of business, and other items management believes are not representative of the Company’s core operations. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenues for the period. Adjusted EBITDA and Adjusted EBITDA margin are supplemental financial measures that management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess our:
•Operating performance as compared to other publicly traded companies without regard to capital structure or historical cost basis;
•Ability to generate cash flow;
•Ability to incur and service debt and fund capital expenditures; and
•Viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

Adjusted Net Income and Adjusted Diluted Earnings Per Share

In addition to Adjusted EBITDA, management believes that Adjusted Net Income is a strong indicator of our overall operating performance and is useful to our management and investors as a measure of comparative operating performance from period to period. We define Adjusted Net Income as net income (loss) adjusted for amortization of acquired intangible assets, stock-based compensation, realized and unrealized gain (loss) on foreign exchange, merger integration expenses, amortization of cloud computing software costs, legal settlement costs deemed by management to be outside the normal course of business, and other items management believes are not representative of the Company's core operations, to which we apply an adjusted effective tax rate. We define Adjusted Diluted Earnings Per Share as Adjusted Net Income divided by the adjusted weighted average number of shares outstanding (diluted) for the applicable period. We believe Adjusted Diluted Earnings Per Share is useful to investors and analysts because it enables them to better evaluate per share operating performance across reporting periods and to compare our performance to that of our peer companies.

Safe Harbor Statement

This press release and management's comments on the third quarter earnings call mentioned above contain forward-looking statements within the meaning of the federal securities laws. You can often identify forward-looking statements by the fact that they do not relate strictly to historical or current facts, or by their use of words such as “anticipate,” “estimate,” “expect,” “project,” “forecast,” “plan,” “intend,” “believe,” “seek,” “could,” “targets,”

“potential,” “may,” “will,” “should,” “can have,” “likely,” “continue,” and other terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements may include, but are not limited to, statements concerning our anticipated financial performance, including, without limitation, revenue, profitability, net income (loss), adjusted EBITDA, adjusted EBITDA margin, adjusted net income, earnings per share, adjusted diluted earnings per share, and cash flow; strategic objectives; investments in our business, including development of our technology and introduction of new offerings; sales growth and customer relationships; our competitive differentiation; our market share and leadership position in the industry; market conditions, trends, and opportunities; future operational performance; pending or threatened claims or regulatory proceedings; and factors that could affect these and other aspects of our business.

Forward-looking statements are not guarantees. They reflect our current expectations and projections with respect to future events and are based on assumptions and estimates and subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from expectations or results projected or implied by forward-looking statements.

Factors that could affect the outcome of the forward-looking statements include, among other things, our vulnerability to adverse economic conditions, including without limitation, inflation and recession, which could increase our costs and suppress labor market activity and our revenue; the aggressive competition we face; our heavy reliance on information management systems, vendors, and information sources that may not perform as we expect; the significant risk of liability we face in the services we perform; the fact that data security, data privacy and data protection laws, emerging restrictions on background reporting due to alleged discriminatory impacts and adverse social consequences, and other evolving regulations and cross-border data transfer restrictions may increase our costs, limit the use or value of our services and adversely affect our business; our ability to maintain our professional reputation and brand name; the impacts, direct and indirect, of the COVID-19 pandemic on our business, our personnel and vendors, and the overall economy; social, political, regulatory and legal risks in markets where we operate; the impact of foreign currency exchange rate fluctuations; unfavorable tax law changes and tax authority rulings; any impairment of our goodwill, other intangible assets and other long-lived assets; our ability to execute and integrate future acquisitions; our ability to access additional credit or other sources of financing; and the increased cybersecurity requirements, vulnerabilities, threats and more sophisticated and targeted cyber-related attacks that could pose a risk to our systems, networks, solutions, services and data. For more information on the business risks we face and factors that could affect the outcome of forward-looking statements, refer to our Annual Report on Form 10-K filed with the SEC on March 21, 2022, in particular the sections of that document entitled "Risk Factors," "Forward-Looking Statements," and "Management's Discussion and Analysis of Financial Condition and Results of Operations,” and other filings we make from time to time with the SEC. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Investors:
InvestorRelations@HireRight.com
+1 949-528-1000

Media:
Monica.Soladay@HireRight.com

HireRight Holdings Corporation
Condensed Consolidated Balance Sheets (Unaudited)

	September 30,	December 31,
	2022	2021
	(in thousands, except share and per share data)
Assets
Current assets
Cash and cash equivalents	$146,508	$111,032
Restricted cash	1,306	5,182
Accounts receivable, net of allowance for doubtful accounts of $5,170 and $4,284 at September 30, 2022 and December 31, 2021, respectively	165,944	142,473
Prepaid expenses and other current assets	17,067	18,583
Total current assets	330,825	277,270
Property and equipment, net	9,492	11,127
Right-of-use assets, net	8,802	—
Intangible assets, net	343,025	389,483
Goodwill	801,674	819,538
Cloud computing software, net	29,844	8,133
Deferred tax assets	63,167	—
Other non-current assets	18,811	18,211
Total assets	$1,605,640	$1,523,762
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$11,355	$13,688
Accrued expenses and other current liabilities	79,867	75,294
Accrued salaries and payroll	33,158	29,280
Derivative instruments, short-term	—	16,662
Debt, current portion	8,350	8,350
Total current liabilities	132,730	143,274
Debt, long-term portion	684,565	688,683
Derivative instruments, long-term	—	11,444
Tax receivable agreement liability	211,438	210,639
Deferred tax liabilities	5,760	14,765
Operating lease liabilities, long-term	11,051	—
Other non-current liabilities	2,394	9,240
Total liabilities	1,047,938	1,078,045
Commitments and contingent liabilities
Preferred stock, $0.001 par value, authorized 100,000,000 shares; none issued and outstanding as of September 30, 2022 and December 31, 2021	—	—
Common stock, $0.001 par value, authorized 1,000,000,000 shares; 79,482,612 and 79,392,937 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	79	79
Additional paid-in capital	802,484	793,382
Accumulated deficit	(231,065)	(360,364)
Accumulated other comprehensive income (loss)	(13,796)	12,620
Total stockholders’ equity	557,702	445,717
Total liabilities and stockholders’ equity	$1,605,640	$1,523,762

HireRight Holdings Corporation
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in thousands, except share and per share data)
Revenues	$210,303	$204,981	$631,306	$531,522

Expenses
Cost of services (exclusive of depreciation and amortization below)	110,848	111,328	343,241	295,832
Selling, general and administrative	49,378	47,652	152,032	130,261
Depreciation and amortization	17,946	19,531	54,056	56,013
Total expenses	178,172	178,511	549,329	482,106
Operating income	32,131	26,470	81,977	49,416

Other expenses
Interest expense	8,457	18,518	20,971	54,674
Other expense, net	89	22	163	125
Total other expenses, net	8,546	18,540	21,134	54,799
Income (loss) before income taxes	23,585	7,930	60,843	(5,383)
Income tax (benefit) expense	(69,704)	649	(68,456)	2,954
Net income (loss)	$93,289	$7,281	$129,299	$(8,337)

Net income (loss) per share:
Basic	$1.17	$0.13	$1.63	$(0.15)
Diluted	$1.17	$0.13	$1.63	$(0.15)
Weighted average shares outstanding:
Basic	79,459,633	57,168,291	79,419,725	57,168,291
Diluted	79,542,715	57,199,204	79,476,574	57,168,291

HireRight Holdings Corporation
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
	2022	2021
	(in thousands)
Cash flows from operating activities
Net income (loss)	$129,299	$(8,337)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	54,056	56,013
Deferred income taxes	(70,954)	1,933
Amortization of debt issuance costs	2,549	3,139
Amortization of contract assets	3,312	2,782
Amortization of right-of-use assets	2,094	—
Amortization of unrealized gains on terminated interest rate swap agreements	(9,676)	—
Amortization of cloud computing software costs	1,446	—
Stock-based compensation	8,587	2,493
Increase in tax receivable agreement liability	800	—
Other non-cash charges, net	524	(541)
Changes in operating assets and liabilities:
Accounts receivable	(24,521)	(44,715)
Prepaid expenses and other current assets	1,516	(2,327)
Cloud computing software	(23,158)	—
Other non-current assets	(3,934)	(4,157)
Accounts payable	(5,212)	(13,736)
Accrued expenses and other current liabilities	5,498	19,676
Accrued salaries and payroll	3,631	6,194
Operating lease liabilities, net	(4,125)	—
Other non-current liabilities	(805)	626
Net cash provided by operating activities	70,927	19,043
Cash flows from investing activities
Purchases of property and equipment	(3,973)	(5,092)
Capitalized software development	(9,149)	(4,891)
Net cash used in investing activities	(13,122)	(9,983)
Cash flows from financing activities
Repayments of debt	(6,263)	(6,263)
Borrowings on line of credit	—	30,000
Repayments on line of credit	—	(30,000)
Payments for termination of interest rate swap agreements	(18,445)	—
Payment of issuance costs - revolving credit facility	(342)	—
Other financing	—	(1,240)
Net cash used in financing activities	(25,050)	(7,503)
Net increase in cash, cash equivalents and restricted cash	32,755	1,557
Effect of exchange rates	(1,155)	(978)
Cash, cash equivalents and restricted cash
Beginning of period	116,214	24,059
End of period	$147,814	$24,638
Cash paid for
Interest	$27,890	$51,355
Income taxes paid	2,718	787
Supplemental schedule of non-cash activities
Unpaid deferred offering costs	$—	$2,975
Unpaid property and equipment and capitalized software purchases	1,102	468

Reconciliation of GAAP Measures to Non-GAAP Measures (Unaudited)

The following table reconciles our non-GAAP financial measure of Adjusted EBITDA to net income (loss), our most directly comparable financial measures calculated and presented in accordance with GAAP, for the periods presented.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in thousands)
Net income (loss)	$93,289	$7,281	$129,299	$(8,337)
Income tax (benefit) expense (1)	(69,704)	649	(68,456)	2,954
Interest expense	8,457	18,518	20,971	54,674
Depreciation and amortization	17,946	19,531	54,056	56,013
EBITDA	49,988	45,979	135,870	105,304
Stock-based compensation	1,282	841	8,587	2,493
Realized and unrealized (gain) loss on foreign exchange	(780)	24	(795)	125
Merger integration expenses (2)	—	193	205	1,174
Technology investments (3)	559	1,690	559	1,690
Amortization of cloud computing software costs (4)	980	—	1,446	—
Other items (5)	1,943	2,895	3,501	6,659
Adjusted EBITDA	$53,972	$51,622	$149,373	$117,445
Net income (loss) margin (6)	44%	4%	20%	2%
Adjusted EBITDA margin	26%	25%	24%	22%

(1)During the three months ended September 30, 2022, the Company determined sufficient positive evidence existed to reverse the Company’s valuation allowance attributable to the deferred tax assets associated with the Company’s operations in the U.S. This reversal resulted in a non-cash deferred tax benefit of $70.2 million, which materially decreased the Company’s income tax expense during the three and nine months ended September 30, 2022.
(2)Merger integration expenses consist primarily of information technology (“IT”) related costs including personnel expenses, professional and service fees associated with the integration of customers and operations of GIS, which commenced in July 2018 and was substantially completed by the end of 2020.
(3)Technology investments represent discovery phase costs associated with various platform and fulfillment technology initiatives that are intended to achieve greater operational efficiencies.
(4)Amortization of cloud computing software costs consists of expense recognized in selling, general and administrative expenses for capitalized implementation costs for cloud computing IT systems incurred in connection with our platform and fulfillment technology initiatives that are intended to achieve greater operational efficiencies. This expense is not included in depreciation and amortization above.
(5)Other items include (i) costs of $0.4 million and $1.7 million associated with the implementation of a company-wide enterprise resource planning (“ERP”) system during the three and nine months ended September 30, 2022, respectively, (ii) $1.0 million and $1.6 million of severance costs during the three and nine months ended September 30, 2022, respectively, and (iii) $0.4 million related to professional services fees not related to core operations for the three and nine months ended September 30, 2022, and (iv) $0.2 million related to loss on disposal of assets and exit costs associated with one of our short-term leased facilities during the nine months ended September 30, 2022. These costs were partially offset by a reduction in previously accrued legal settlement expense of $0.6 million during the nine months ended September 30, 2022 due to a more favorable outcome than originally anticipated in a claim outside the ordinary course of business. Other items for the three and nine months ended September 30, 2021 include (i) $1.1 million and $4.3 million, respectively, related to the preparation of the Company’s initial public offering during 2021, (ii) $1.5 million related to loss on disposal of assets and exit costs associated with one of our short-term leased facilities during the three and nine months ended September 30, 2021, and (iii) costs of $0.3 million and $0.8 million associated with the implementation of an ERP system during the three and nine months ended September 30, 2021.
(6)Net income (loss) margin represents net income (loss) divided by revenues for the period.

The following table reconciles our non-GAAP financial measure of Adjusted Net Income to net income (loss), our most directly comparable financial measure calculated and presented in accordance with GAAP, for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in thousands)
Net income (loss)	$93,289	$7,281	$129,299	$(8,337)
Income tax (benefit) expense (1)	(69,704)	649	(68,456)	2,954
Income (loss) before income taxes	23,585	7,930	60,843	(5,383)
Amortization of acquired intangible assets	15,353	16,226	46,335	47,518
Interest expense swap adjustments (2)	(3,413)	—	(9,676)	—
Interest expense discounts (3)	790	1,057	2,549	3,139
Stock-based compensation	1,282	841	8,587	2,493
Realized and unrealized (gain) loss on foreign exchange	(780)	24	(795)	125
Merger integration expenses (4)	—	193	205	1,174
Technology investments (5)	559	1,690	559	1,690
Amortization of cloud computing software costs (6)	980	—	1,446	—
Other items (7)	1,943	2,895	3,501	6,659
Adjusted income before income taxes	40,299	30,856	113,554	57,415
Adjusted income taxes (8)	(71,216)	662	(70,951)	2,533
Adjusted Net Income	$111,515	$30,194	$184,505	$54,882

The following table sets forth the calculation of Adjusted Diluted Earnings Per Share for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Diluted net income (loss) per share	$1.17	$0.13	$1.63	$(0.15)
Income tax (benefit) expense (1)	(0.88)	0.01	(0.86)	0.05
Amortization of acquired intangible assets	0.19	0.29	0.58	0.83
Interest expense swap adjustments (2)	(0.04)	—	(0.12)	—
Interest expense discounts (3)	0.01	0.02	0.03	0.06
Stock-based compensation	0.02	0.01	0.11	0.04
Realized and unrealized loss on foreign exchange	(0.01)	—	(0.01)	—
Merger integration expenses (4)	—	—	—	0.02
Technology investments (5)	0.01	0.03	0.01	0.03
Amortization of cloud computing software costs (6)	0.01	—	0.02	—
Other items (7)	0.02	0.05	0.04	0.12
Adjusted income taxes (8)	0.90	(0.01)	0.89	(0.04)
Adjusted Diluted Earnings Per Share	$1.40	$0.53	$2.32	$0.96

Weighted average number of shares outstanding - diluted	79,542,715	57,199,204	79,476,574	57,168,291

(1)During the three months ended September 30, 2022, the Company determined sufficient positive evidence existed to reverse the Company’s valuation allowance attributable to the deferred tax assets associated with the Company’s operations in the U.S. This reversal resulted in a non-cash deferred tax benefit of $70.2 million, which materially decreased the Company’s income tax expense during the three and nine months ended September 30, 2022.
(2)Interest expense swap adjustments consist of amortization of unrealized gains on the terminated Interest Rate Swap Agreements, which will be recognized through December 2023 as a reduction in interest expense.
(3)Interest expense discounts consist of amortization of original issue discount and debt issuance costs.
(4)Merger integration expenses consist primarily of information technology (“IT”) related costs including personnel expenses, professional and service fees associated with the integration of customers and operations of GIS, which commenced in July 2018 and was substantially completed by the end of 2020.
(5)Technology investments represent discovery phase costs associated with various platform and fulfillment technology initiatives that are intended to achieve greater operational efficiencies.
(6)Amortization of cloud computing software costs consists of expense recognized in selling, general and administrative expenses for capitalized implementation costs for cloud computing IT systems incurred in connection with our platform and fulfillment technology initiatives that are intended to achieve greater operational efficiencies. This expense is not included in depreciation and amortization above.
(7)Other items include (i) costs of $0.4 million and $1.7 million associated with the implementation of a company-wide enterprise resource planning (“ERP”) system during the three and nine months ended September 30, 2022, respectively, (ii) $1.0 million and $1.6 million of severance costs during the three and nine months ended September 30, 2022, respectively, and (iii) $0.4 million related to professional services fees not related to core operations for the three and nine months ended September 30, 2022, and (iv) $0.2 million related to loss on disposal of assets and exit costs associated with one of our short-term leased facilities during the nine months ended September 30, 2022. These costs were partially offset by a reduction in previously accrued legal settlement expense of $0.6 million during the nine months ended September 30, 2022 due to a more favorable outcome than originally anticipated in a claim outside the ordinary course of business. Other items for the three and nine months ended September 30, 2021 include (i) $1.1 million and $4.3 million, respectively, related to the preparation of the Company’s initial public offering during 2021, (ii) $1.5 million related to loss on disposal of assets and exit costs associated with one of our short-term leased facilities during the three and nine months ended September 30, 2021, and (iii) costs of $0.3 million and $0.8 million associated with the implementation of an ERP system during the three and nine months ended September 30, 2021.
(8)The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction to which the adjustment relates. An adjusted effective income tax rate has been determined for each period presented by applying the statutory income tax rate, net of applicable adjustments for valuation allowances, which was used to compute Adjusted Net Income for the periods presented. Due to the existence of a U.S. tax valuation allowance, the tax impact of the pre-tax adjustments for the three and nine months ended September 30, 2021 is immaterial. During the three months ended September 30, 2022, the Company determined sufficient positive evidence existed to reverse the Company’s valuation allowance attributable to the deferred tax assets associated with the Company’s operations in the U.S. This reversal resulted in a non-cash deferred tax benefit of $70.2 million, which materially decreased the Company’s income tax expense during the three and nine months ended September 30, 2022. As a result of the reversal of the valuation allowance, the U.S. tax provision for the remainder of the year is expected to be immaterial.